Registration No. 333-217200

Filed Pursuant to Rule 433

Dated March 5, 2019

a bite out of FANG.
exchange traded notes.
MicroSectors™
It's time to take a bite out of FANG.
MicroSectors FANG+ exchange traded notes.
MicroSectors™
Trade leverage or
inverse FANG + Index.
MicroSectors FANG+ exchange traded notes.
MicroSectors™
FNGU & FNGD trading now.
MicroSectors FANG+ exchange traded notes.
MicroSectors™
Bank of Montreal has filed a registration statement (including a prospectus) with the SEC for the offerings to which this advertisement relates. Before you invest, you should read the prospectus in that registration statement and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SEC's website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you the prospectus (as supplemented by the applicable supplements) if you request it by calling its agent toll-free at 1-877-369-5412.
MicroSectors™
FNGU & FNGD trading now.
MicroSectors FANG+ exchange traded notes.
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MicroSectors™